UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 17, 2002

NORTHERN STATES FINANCIAL CORPORATION
(Exact name of Registrant as Specified in its Charter)

Commission File Number 0-19300

Delaware	36-3449727

(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1601 North Lewis Avenue P.O. Box 39 Waukegan, Illinois 60079

(Address of Principal Executive Offices)

(847) 244-6000

(Registrant’s Telephone Number, Including Area Code)

SIGNATURES
Press Release dated April 17, 2002

Item 5. Other Events.

On April 17, 2002, Northern States Financial Corporation (“Company”) announced that its Board of Directors approved a stock buyback program authorizing the purchase of up to 200,000 shares of the Company’s common stock, from time to time, in open market or privately negotiated transactions.

Item 7. Financial Statements and Exhibits

(c)  Exhibit

Exhibit 99 — Press Release dated April 17, 2002

FOR IMMEDIATE RELEASE

NORTHERN STATES FINANCIAL
ANNOUNCES STOCK REPURCHASE PROGRAM

     WAUKEGAN, IL, April 17, 2002 — Northern States Financial Corporation (Nasdaq: NSFC), holding company for the Bank of Waukegan, today reported that its Board of Directors has approved a Stock Repurchase Plan Program permitting the Company to repurchase up to 200,000 shares of its outstanding stock. The Company may purchase shares from time to time either in the open market or in private transactions as market conditions warrant. The total common shares outstanding as of the close of business, April 16, 2002 was 4,472,255.

     Northern States Financial Corporation is the holding company for the Bank of Waukegan, a full-service commercial bank founded in 1962 with six branches in Lake County, Illinois, serving the populations of northeastern Illinois and southeastern Wisconsin. The Company’s consolidated assets at March 31, 2002 were $571 million.

For Additional Information, Contact:

Fred Abdula, Chairman of the Board, (847) 244-6000 Ext. 238

Website: nsfc.net
     bankofwaukegan.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NORTHERN STATES FINANCIAL CORPORATION

(Registrant)

Date: April 17, 2002	/s/ Thomas M. Nemeth

Vice President & Treasurer